Parker Drilling Reports 2014 Second Quarter Results

HOUSTON, Aug. 6, 2014 /PRNewswire/ -- Parker Drilling Company (NYSE-PKD), an international provider of contract drilling and drilling-related services and rental tools to the energy industry, today reported results for the quarter ended June 30, 2014, including net income of $15.7 million, or $0.13 per diluted share, on revenues of $254.2 million. Excluding non-routine items, the Company earned net income of $15.1 million or $0.12 per diluted share, compared with similarly adjusted 2014 first quarter net income of $5.5 million or $0.04 per diluted share, on revenues of $229.2 million. Second quarter adjusted EBITDA, excluding non-routine items, was $71.0 million, compared with $54.1 million for the preceding quarter.

"Second quarter results were largely in line with our expectations," said Gary Rich, chairman, president and chief executive officer. "We had solid gains in revenues and earnings from both our drilling and rental tools operations.

"Our U.S. Barge Drilling segment had strong results in the second quarter, primarily due to higher utilization and dayrates. We recently made significant investments in this business which we believe will provide revenue and earnings growth and attractive returns for our shareholders. We completed the rebuild of Rig 55B and put it into service during the second quarter. Also during the second quarter, we acquired Rig 30B, a three-year old posted barge rig, at an attractive price. The rig has been inspected, crewed and is now at work. These rig additions give us more flexibility to meet customer needs.

"Our International Drilling segment continued to have good success in putting rigs to work. In the second quarter we put Rig 122 to work in Mexico and contracted Rig 216 to work in Kazakhstan later this year. Both rigs had been idle since 2010. In addition, we re-contracted our three 3,000-horsepower rigs in Mexico on four year terms at higher dayrates.

"Our rental tools business capitalized on improving conditions in the U.S. land market and achieved higher utilization and better pricing during the quarter, leading to increased revenues and profitability."

Outlook

"We continue to build a foundation from which to grow Parker Drilling and consistently produce solid operating performance and financial results," said Mr. Rich. "We expect continued improvement in market conditions in the U.S., on land and in the Gulf of Mexico. Our recent gains in rental tools utilization and pricing in the U.S. land drilling market are encouraging and position us to benefit from further market growth that may develop. In addition, we expect further expansion of our rental tools presence in the Gulf of Mexico offshore drilling market as committed contracts are initiated later this year. Recent additions to our Gulf of Mexico barge drilling fleet and strong dayrates should allow that operation to continue contributing to revenues and earnings growth into 2015.

"The international markets in which we work are expected to provide good demand to support growth of our rental tools business and strong tender activity and contract renewal opportunities for our rig fleet. However, conditions in several key international markets may delay our ability to benefit from these in the near-term.

"We continue to focus on consistent execution of our strategy and providing our customers with innovative, reliable and efficient solutions to their operational needs. We expect this focus, combined with increasing market demand, will provide additional opportunities to produce further growth and enhanced returns."

Second Quarter Review

Parker Drilling's revenues for the 2014 second quarter, compared with the 2014 first quarter, increased 11 percent to $254.2 million from $229.2 million, operating gross margin excluding depreciation and amortization expense (segment gross margin) increased 26 percent to $79.7 million from $63.2 million and segment gross margin as a percentage of revenues was 31.3 percent, compared with 27.6 percent for the prior period.

The Company's combined drilling operations achieved increases in revenues, gross margin and gross margin as a percentage of revenues for the 2014 second quarter, compared with 2014 first quarter results. Drilling operations' revenues increased 12 percent to $167.1 million from $148.7 million, gross margin increased 35 percent to $46.3 million from $34.4 million, and drilling operations' gross margin as a percentage of revenues was 27.7 percent, compared with 23.2 percent. Higher rig fleet utilization and increases in realized average dayrates were among the leading contributors to these results.

  U.S. Barge Drilling segment revenues were $40.3 million, segment gross margin was $21.5 million, and segment gross margin as a percentage of revenues was 53.4 percent. Compared with the 2014 first quarter, revenues increased 32 percent and segment gross margin increased 82 percent. The increases in revenues and segment gross margin were primarily the result of higher utilization, an increase in average dayrate, and the addition of Rig 55B.
  U.S. Drilling segment revenues were $20.0 million, segment gross margin was $5.0 million and segment gross margin as a percentage of revenues was 24.9 percent. Compared with the 2014 first quarter, revenues increased 3 percent and segment gross margin declined 10 percent. Excluding the beneficial impact in the prior quarter of a reduction in allowances for doubtful accounts, segment revenues, gross margin and gross margin as a percentage of revenues all increased.
  International Drilling segment revenues were $91.8 million, segment gross margin was $18.8 million, and segment gross margin as a percentage of revenues was 20.5 percent. Compared with the 2014 first quarter, revenues increased 7 percent and segment gross margin increased 15 percent. The growth in revenues and segment gross margin reflects modest increases in utilization and realized dayrates. Revenues rose further due to an increase in reimbursables, and segment gross margin benefited from lower operating expenses.
  Technical Services segment revenues were $15.0 million, segment gross margin was $1.0 million, and segment gross margin as a percentage of revenues was 6.8 percent. Compared with the 2014 first quarter, revenues increased 12 percent and segment gross margin increased 56 percent. Revenues and segment gross margin both benefitted from the advanced development of a customer-funded engineering and design project.

Rental Tools segment revenues were $87.2 million, segment gross margin was $33.3 million and segment gross margin as a percentage of revenues was 38.2 percent. Compared with the 2014 first quarter, revenues increased 8 percent and segment gross margin increased 16 percent. The increases in revenues and segment gross margin were primarily due to higher utilization and modest price improvements in our U.S. land markets, though the benefits were dampened by difficult market conditions and operating disruptions in some key international regions.

General and administrative expense declined to $7.0 million for the 2014 second quarter, from $9.0 million for the 2014 first quarter, primarily due to a non-routine item, the receipt in the second quarter of $1.5 million from an escrow account established in connection with the ITS acquisition.

In addition to the $1.5 million of escrow funds received, non-routine items in the second quarter include $0.5 million in debt extinguishment expenses associated with the refinancing of our 9.125 percent Senior Notes. Together, these non-routine items increased 2014 second quarter net income by $0.6 million, or $0.01 per diluted share, and adjusted EBITDA by $1.5 million.

Capital expenditures year-to-date through June 2014 were $106.2 million.

"Our attention remains focused on developing strong, durable and competitive operations capable of providing our customers with innovative, reliable and efficient business solutions while producing sustainable and profitable results, solid returns and continued growth for Parker Drilling," concluded Mr. Rich.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. Central time (11:00 a.m. Eastern time) on Wednesday, August 6, 2014, to review reported results. The call will be available by telephone at (719) 325-2429. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from August 6, 2014 through August 13, 2014 at (719) 457-0820, using the access code 8098371#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the strengthening of the Company's financial position; increases in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides contract drilling and drilling-related services and rental tools to the energy industry. The Company's drilling services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker Drilling-owned and customer-owned equipment. The Company's rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	June 30, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 86,446	$ 148,689
Accounts and Notes Receivable, Net	258,578	257,889
Rig Materials and Supplies	45,501	41,781
Deferred Costs	9,621	13,682
Deferred Income Taxes	8,876	9,940
Other Current Assets	50,579	47,302
TOTAL CURRENT ASSETS	459,601	519,283

PROPERTY, PLANT AND EQUIPMENT, NET	906,099	871,356

OTHER ASSETS
Deferred Income Taxes	121,483	102,420
Other Assets	36,793	41,697
TOTAL OTHER ASSETS	158,276	144,117

TOTAL ASSETS	$ 1,523,976	$ 1,534,756

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 10,000	$ 25,000
Accounts Payable and Accrued Liabilities	191,269	182,152
TOTAL CURRENT LIABILITIES	201,269	207,152

LONG-TERM DEBT	610,000	628,781

LONG-TERM DEFERRED TAX LIABILITY	47,915	38,767

OTHER LONG-TERM LIABILITIES	20,357	26,914

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	641,091	631,696
Noncontrolling interest	3,344	1,446
TOTAL EQUITY	644,435	633,142

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,523,976	$ 1,534,756

Current Ratio	2.28	2.51

Total Debt as a Percent of Capitalization	49%	51%

Book Value Per Common Share	$ 5.27	$ 5.24

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

			Three Months Ended March 31,
	Three Months Ended June 30,
	2014	2013	2014

REVENUES	$ 254,234	$ 225,954	$ 229,225

EXPENSES:
Operating Expenses	174,569	143,401	166,025
Depreciation and Amortization	36,180	32,280	34,337
	210,749	175,681	200,362
TOTAL OPERATING GROSS MARGIN	43,485	50,273	28,863

General and Administrative Expense	(7,007)	(22,203)	(8,964)
Gain (Loss) on Disposition of Assets, Net	1,019	517	(129)

TOTAL OPERATING INCOME	37,497	28,587	19,770

OTHER INCOME AND (EXPENSE):
Interest Expense	(10,599)	(10,741)	(12,039)
Interest Income	88	2,203	32
Loss on extinguishment of debt	(479)	-	(29,673)
Change in fair value of derivative positions	-	17	-
Other	1,032	(459)	895
TOTAL OTHER EXPENSE	(9,958)	(8,980)	(40,785)

INCOME (LOSS) BEFORE INCOME TAXES	27,539	19,607	(21,015)

INCOME TAX EXPENSE	11,702	11,233	(8,623)

NET INCOME (LOSS)	15,837	8,374	(12,392)
Less: net income (loss) attributable to noncontrolling interest	156	93	157
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 15,681	$ 8,281	$ (12,549)

EARNINGS PER SHARE - BASIC
Net Income (loss)	$ 0.13	$ 0.07	$ (0.10)

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$ 0.13	$ 0.07	$ (0.10)

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	121,078,359	119,483,780	120,368,650
Diluted	122,764,247	121,860,011	120,368,650

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended June 30,
	2014	2013

REVENUES	$ 483,459	$ 393,090

EXPENSES:
Operating Expenses	340,594	260,147
Depreciation and Amortization	70,517	61,792
	411,111	321,939
TOTAL OPERATING GROSS MARGIN	72,348	71,151

General and Administrative Expense	(15,971)	(35,049)
Gain on Disposition of Assets, Net	890	1,665

TOTAL OPERATING INCOME	57,267	37,767

OTHER INCOME AND (EXPENSE):
Interest Expense	(22,638)	(20,747)
Interest Income	120	2,262
Loss on extinguishment of debt	(30,152)	-
Change in fair value of derivative positions	-	54
Other	1,927	(661)
TOTAL OTHER EXPENSE	(50,743)	(19,092)

INCOME (LOSS) BEFORE INCOME TAXES	6,524	18,675

INCOME TAX EXPENSE (BENEFIT)	3,079	9,729

NET INCOME (LOSS)	3,445	8,946
Less: net income (loss) attributable to noncontrolling interest	313	73
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 3,132	$ 8,873

EARNINGS PER SHARE - BASIC	$ 0.03	$ 0.07

EARNINGS PER SHARE - DILUTED	$ 0.03	$ 0.07

NUMBER OF COMMON SHARES USED IN COMPUTING
EARNINGS PER SHARE:
Basic	120,726,004	119,177,431
Diluted	122,586,056	121,498,223

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2014	2013	2014

REVENUES:
Rental Tools	$ 87,169	$ 82,022	$ 80,506
U.S. Barge Drilling	40,289	38,301	30,490
U.S. Drilling	20,039	17,910	19,417
International Drilling	91,754	83,182	85,469
Technical Services	14,983	4,539	13,343
Total Revenues	254,234	225,954	229,225

OPERATING EXPENSES:
Rental Tools	53,842	43,675	51,755
U.S. Barge Drilling	18,761	18,290	18,654
U.S. Drilling	15,045	14,270	13,854
International Drilling	72,954	62,707	69,070
Technical Services	13,967	4,459	12,692
Total Operating Expenses	174,569	143,401	166,025

OPERATING GROSS MARGIN:
Rental Tools	33,327	38,347	28,751
U.S. Barge Drilling	21,528	20,011	11,836
U.S. Drilling	4,994	3,640	5,563
International Drilling	18,800	20,475	16,399
Technical Services	1,016	80	651
Depreciation and Amortization	(36,180)	(32,280)	(34,337)
Total Operating Gross Margin	43,485	50,273	28,863

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Net Income (Loss) Attributable to Controlling Interest	$ 15,681	$ (12,549)	$ 10,174	$ 7,970	$ 8,281
Adjustments:
Income Tax (Benefit) Expense	11,702	(8,623)	6,766	9,112	11,233
Interest Expense	10,599	12,039	13,946	13,127	10,741
Other Income and Expense	(641)	28,746	(2,313)	5,234	(1,761)
(Gain) Loss on Disposition of Assets, Net	(1,019)	129	(1,234)	(1,094)	(517)
Depreciation and Amortization	36,180	34,337	36,378	35,882	32,280
Provision for Reduction in Carrying Value of Certain Assets	-	-	2,544		-

Adjusted EBITDA*	72,502	54,079	66,261	70,231	60,257

Adjustments:
Non-routine Items	(1,500)	-	3,306	4,819	11,390

Adjusted EBITDA after Non-routine Items	$ 71,002	$ 54,079	$ 69,567	$ 75,050	$ 71,647

*Adjusted EBITDA, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

CONTACT: Investor Relations, Richard Bajenski, Director, Investor Relations, (281) 406-2030; or Media Relations, Stephanie Dixon, Manager, Marketing & Corporate Communications, (281) 406-2212